                                                                  Exhibit (i)(2)


                       CONSENT OF SHEARMAN & STERLING LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Dryden Total Return Bond Fund, Inc. filed as part of Registration Statement No. 2-63394 and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 2-63394).



                                       Shearman & Sterling LLP

New York, New York
February 27, 2004